October 30, 1997

Franklin Ophthalmic Instruments Co., Inc.
1265 Naperville Drive
Suite D
Romeoville, Illinois  60446

Ladies and Gentlemen:

We have acted as counsel to Franklin Ophthalmic Instruments Co., Inc., a
Delaware  corporation   (the Company),  in   connection  with   the
preparation of  a  Pre-Effective  Amendment  No.  1  to  a  Registration
Statement on Form SB-2 of the Company filed with the Securities and Exchange Commission (the Commission) on October 30, 1997 (the
Registration Statement).   The Registration Statement relates to  the
registration  under  the  Securities  Act  of  1933,  as  amended   (the
Securities Act), of 17,254,673 shares of the Company's common  stock,
$0.001 par  value  per  share   (the Common Stock),  and  2,400,500
warrants to purchase shares of Common Stock (the Warrants) held by certain selling security holders.

In this connection, we have examined:

a. the articles of incorporation, by-laws and organizational documents of the Company;

b.   certain resolutions adopted by the Company's Board of Directors;

c.   the Registration Statement;

d. an agreement among the Company, James J. Urban (Urban), and Michael J. Carroll ( Carroll ) dated September 30, 1997 pursuant to which Messrs. Urban and Carroll agree to surrender for redemption shares of Common Stock held by them in an aggregate amount equal to any deficiency in authorized shares of Common Stock resulting from the exercise of common stock purchase warrants or options (the Redemption Agreement ); and

e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed compliance with the Redemption Agreement by the parties thereto.

Based upon the foregoing, we are of the opinion that the shares of Common Stock and the Warrants being sold pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We are members  of the Bar  of the State  of Illinois.   Our opinion  is
limited to the laws of the States of Illinois and Delaware and the general laws of the United States of America.
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We consent to the use of this opinion as an Exhibit to the  Registration
Statement and to  the reference to  our firm in  the Prospectus that  is
part of the Registration Statement.   By giving such consent, we do  not
hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Ungaretti & Harris
UNGARETTI & HARRIS